                        CONFIDENTIAL TREATMENT REQUESTED

                                                                    EXHIBIT 10.1
                                                                    Redacted

                                 AMENDMENT NO. 1
                                     TO THE
            AMENDED AND RESTATED GENERAL AGREEMENT NO. LNM00NMJW1200
                        FOR PURCHASE OF CELLULAR SYSTEMS


        This Amendment No. 1 to the Amended and Restated General Agreement No. LNM00NMJW1200 is made effective as of the 17th day of September 2002, between Western Wireless Corporation ("Customer"), a Washington corporation with offices at 3650 131st Avenue SE, Bellevue, WA 98006, and Lucent Technologies Inc. ("Seller"), a Delaware corporation with offices at 600 Mountain Avenue, Murray Hill, New Jersey 07974 (collectively known as the "Parties"). This Amendment No. 1 shall automatically terminate and expire on September 30, 2002, contemporaneously with the expiration of the General Agreement.

WHEREAS, the undersigned parties have previously entered into the Amended and Restated General Agreement Number LNM00NMJW1200 for Purchase of Cellular Systems effective August 1, 2000; ("General Agreement");

WHEREAS, the Parties wish to amend the General Agreement to add certain pricing and product configurations for Products, Licensed Materials, and Services provided by Seller in connection with Customer's digital (CDMA) 800 Mhz cellular overlay project ("CDMA Overlay Project");

WHEREAS, the Parties wish to incorporate the information related to the swapout of the AZ4, AZ6, CA7 markets ("CA/AZ Swapout Project"), including AMPS, TDMA and CDMA as referenced in Exhibits A and D attached hereto and incorporated by this reference and to confirm resolution of certain other issues associated with the Swapout Project;

WHEREAS, the Parties wish to resolve certain other issues associated with the Supplemental Authorized Work Orders ("SAWOs") issued in connection with the CDMA Overlay Project; and

WHEREAS, the Parties wish to resolve certain other issues associated with the invoices rendered for Products, Licensed Materials, and Services provided pursuant to the General Agreement.

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the Parties hereto agree to amend the General Agreement and otherwise stipulate and agree as follows:


                        LUCENT TECHNOLOGIES - PROPRIETARY
                                   Page 1 of 5

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

I.      SCOPE OF AMENDMENT:

The terms and conditions of this Amendment incorporate by reference the General Agreement except as expressly modified, supplemented, or deleted herein. Any such modifications, supplements, or deletions shall apply only to this Amendment and shall not apply to any other agreement, unless so provided therein. In the event of any conflict between the terms of this Amendment and the General Agreement, the terms and conditions of this Amendment shall apply only with respect to the Products, Licensed Materials and Services to be offered hereunder and those provisions of the General Agreement specifically referenced herein.

II.     EXHIBITS

The following Exhibits to this Amendment No. 1 are hereby incorporated into this
Amendment:

        A. Exhibit A -- Attachment A to the General Agreement - Wireless Swapout and Growth Proposal

        B.      Exhibit B -- Responsibility Matrix for CDMA Digital Deployment.

        C.      Exhibit C -- Targeted Deployment Matrix

        D.      Exhibit D - CDMA Digital Deployment Pricing Summary and Pricing
                Notes.

        E.      Exhibit E -- Letter Agreement dated July 20, 2001

        F. Exhibit F -- Letter Agreement dated April 23, 2002 with Attachments A and B

        G.      Exhibit G -- List of Supplemental Authorized Work Orders


III.    CDMA OVERLAY PROJECT 2001 PRICING AND PRODUCT CONFIGURATION

        A. For purposes of this Amendment, the General Agreement shall be amended to reflect the pricing and product configurations set forth in Attachment A of the Letter Agreement dated April 23, 2002 (Exhibit F) for CDMA equipment delivered by Seller to Customer during the calendar year 2001.

Seller's Invoices have been adjusted and reflect the pricing set forth in Attachment A of the Letter Agreement dated April 23, 2002 (Exhibit F).



                        LUCENT TECHNOLOGIES - PROPRIETARY
                                   Page 2 of 5

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

IV.     CDMA OVERLAY PROJECT 2002 PRICING AND PRODUCT CONFIGURATION

        A. For purposes of this Amendment, Attachment A of the General Agreement shall be amended to reflect the pricing and product configurations set forth in Attachment B of the Letter Agreement dated April 23, 2002 (Exhibit F) for CDMA equipment delivered by Seller to Customer from April 23, 2002 through the expiration of the General Agreement on September 30, 2002.

        B. Seller's Invoices have been adjusted and reflect the pricing set forth in Attachment B of the Letter Agreement dated April 23, 2002 (Exhibit F). Customer shall render payment to Seller pursuant to the payment terms of the General Agreement.

        C. The pricing set forth in Attachment B of the Letter Agreement dated April 23, 2002 (Exhibit F) shall apply to Customer's Purchase Order Number ENG-17954 for Cedar City, Utah.

V.      SWAPOUT PROJECT

By a prior Letter Agreement between the Parties, dated July 20, 2001, a copy of which is attached hereto as Exhibit F and incorporated by this reference, the Parties agreed to cancel Customer's Purchase Order ENG-12718 issued in connection with the California/Arizona Swapout Project, and in exchange for the payment referenced therein, Customer and Seller agreed for Seller to accept the Equipment for return contingent upon receiving payment for stated fees associated with the cancellation and to null and void any contractual incentives or credits that may have been associated with Purchase Order Number ENG-12718 and available under the terms of Contract No. LNM00NMJW1200.

VI.     PURCHASE COMMITMENT AND PRICING

        A. Customer and Seller agree that it is unlikely Customer will meet the full purchase commitment referenced in Section 1.4 of the General Agreement for the period ending September 30, 2002. In exchange for Customer having issued Purchase Orders for Equipment, Licensed Materials or Services in the third calendar quarter of 2002 (July-Sept) in the amount of **, and Customer taking delivery thereof, Seller agrees to deem the purchase commitment which may be due and owing by Customer for the period ending September 30, 2002 satisfied in full. The purchase commitment shall still be deemed satisfied in full if Seller is unable to fulfill all or part of these Purchase Orders for reasons unrelated to Customer.

        B. Article 1 Section 1.4 Subsection (f) (iii) is deleted in its entirety.


                        LUCENT TECHNOLOGIES - PROPRIETARY
                                   Page 3 of 5


** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

VII.    PRICING ADJUSTMENT

        A. Article 1 Section 1.4 Subsection (f) (vi) is amended as follows: In the third sentence, the pricing shall be revised to $** per ECP where the CDMA technology has been deployed. The price for each non-CDMA ECP shall remain at $**.

VIII.   INVOICE RECONCILIATION

In full and final settlement of any claims related to payments or credits associated with these Purchase Orders and Invoices, the Parties agree as follows:

        A. All invoicing for the 2001 CDMA deployment related to Purchase Order numbers 12717, 12942, 12948, 13310, 15079, 15103, 16235 and 16964 is complete and no additional revisions or subsequent Invoicing against these Purchase Orders shall occur.

        B. The parties agree that the total payments due from Customer to Seller for these invoices was $**.

        C. The actual payments received by Seller for these Invoices was in the amount of $** and therefor product credits in the amount of $** will be made available from Seller to Customer immediately upon signing of this Amendment.

IX.     CREDITS FOR PRODUCTS AND SERVICES

        Seller will accept the return of the AAA servers on Purchase Order Numbers 763112JZ and 763618JZ in the amount of $** per order and Seller shall process a credit to Customer for a total amount of $**.

        Invoice numbers PS-48538, PS-50496 and PS-50497 on Purchase Order Number 12949 billed for Enhanced Program Management will be credited to Customer in the total amount of $**. The Enhanced Program Management work was billed pursuant to the SAWO reconciliation in Exhibit G in the total amount of $**.

        Upon Seller's receipt of all payments due under this Amendment, each party hereto agrees to waive any further claims related to the payments or associated credits from the other party.

X.      SUPPLEMENTAL AUTHORIZED WORK ORDERS

        A. Attached hereto as Exhibit G and incorporated by this reference, is a complete list of all Supplemental Authorized Work Orders (SAWOs)


                        LUCENT TECHNOLOGIES - PROPRIETARY
                                   Page 4 of 5


** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                issued by Seller to Customer for Services provided during the period commencing on January 1, 2001 and ending on December 31, 2001 ("SAWOs Period"). Seller agrees that no additional SAWOs shall be issued for Services provided during the SAWOs Period.

        B. In full and final settlement of any claims related to payments or credits associated with these SAWOs, the Parties agree as follows:

                Customer shall pay Seller ** within thirty five (35) days of the date of Seller's Invoice. Seller's Invoice shall be issued upon execution of this Amendment by both parties.

                Upon Seller's receipt of all payments due under this Amendment, each party hereto agrees to waive any further claims related to the SAWOs payments or associated credits from the other party.

XI.     ENTIRE AGREEMENT

This Amendment, together with the Exhibits, and made a part of the General Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior oral and written communications, agreements, and understandings of the Parties on such subject matter.

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their duly authorized representatives on the date(s) indicated.


WESTERN WIRELESS CORPORATION                LUCENT TECHNOLOGIES INC.

By:                                         By:
   --------------------------------            --------------------------------

Typed Name: Jeffrey A. Christianson         Typed Name:
                                                       ------------------------

Title: Sr. Vice President and Corporate     Title:
           Secretary                               ----------------------------

Date:                                       Date:
      -----------------------------              ------------------------------


                        LUCENT TECHNOLOGIES - PROPRIETARY
                                   Page 5 of 5


** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.